Exhibit 5.5

EVANS & EVANS, INC.

SUITE 130, 3RD FLOOR, BENTALL II, 555 BURRARD STREET	19TH FLOOR, 700 2ND STREET SW	357 BAY STREET
VANCOUVER, BRITISH COLUMBIA	CALGARY, ALBERTA	TORONTO, ONTARIO
CANADA V7X 1M8	CANADA T2P 2W2	CANADA M5H 4A6

CONSENT OF EVANS & EVANS, INC.

We consent to the reference to our Firm under the caption “Interest of Experts” in the Short Form Base Shelf Prospectus, dated May 7, 2025, and any final prospectus supplement that is incorporated by reference into the registration statement on Form F-10 (the “Form F-10) of SolarBank Corporation.

/s/ Evans & Evans Inc.
Evans& Evans Inc.

Vancouver, British Columbia

May 7, 2025

Tel: (604) 408-2222 | www.evansevans.com